Exhibit 10.1

THIS LEASE AGREEMENT (this “Lease”) is between Maguire Family Properties, Inc., 770 Rock Beach Road, Rochester, New York 14617 (“Landlord”), and Ambrell Corporation, 39 Main Street, Scottsville, New York 14546 (“Tenant”).

WITNESSETH: The Landlord hereby leases to the Tenant the following premises: approximately 79,150 square feet of space as more specifically shown on Exhibit "A" attached hereto (the “Premises”) in Landlord's building at 1655 Lyell Avenue, Rochester, New York 14606 (the “Building”), for the term of ten (10) years to commence on May 1, 2018 and to end on April 30, 2028, to be used and occupied only for manufacturing, assembly, storage, warehousing and distribution and related and ancillary purposes. Prior to occupancy, Landlord and Tenant each will perform work to prepare the Premises for Tenant’s occupancy in accordance with Paragraph 34th below. The Landlord’s work will be performed during the “Landlord Work Period”, which shall run from date of Lease execution through 11/30/17. Tenant may have concurrent access with Landlord during the Landlord Work Period, free of any charges. During the period from 12/1/17 – 4/30/18 (the “Construction Period”), Tenant shall have beneficial occupancy of the Premises, paying only utilities as outlined in this Lease. The “Property” as used herein, shall include the Building and the land on which the Building is located, as well as the adjacent parking lot serving to occupants of the Building (the “Parking Lot”).

1st. That the Tenant shall pay base rent as follows:

Lease Years 1 through 3:	$16,490.00 per month
Lease Years 4 through 6:	$17,215.00 per month
Lease Years 7 and 8:	$18,270.00 per month
Lease Year 9 and 10:	$18,996.00 per month

and additional rent as specified in this Lease, said base rent to be paid in equal monthly payments in advance on the 1st day of each and every month during the term aforesaid. Rent payments not received by the tenth day after the same are due will be assessed a 6% late payment penalty. Rent for any partial month during the term of this Lease shall be prorated based upon the number of days in such month.

2nd. That the Tenant shall take good care of the interior portions of the Premises and shall, at the Tenant's own cost and expense, make all repairs to the interior portions of the Premises, except repairs to the structural components of the Property, which shall be made by the Landlord at its own expense and not as part of Operating Expenses; provided, however, that all repairs including repairs to the structural components of the Property, necessary because of negligence, or improper conduct on the part of Tenant, its agents and employees, and its vendors, invitees or business associates while such parties are in the Premises, shall be repaired as speedily as possible by the Tenant at the Tenant's own cost and expense, subject to the provisions of Paragraph 5th. For the purposes of this Lease, the roof, the Parking Lot, and the HVAC equipment (excluding filters and belts which shall be maintained by Tenant at his own expense) shall be considered “structural components.” Landlord may replace, at the expense of the Tenant at reasonable cost, any and all broken glass in and about the Premises. Other than those portions of the Premises which are the responsibility of Tenant hereunder, Landlord shall maintain the Property including, without limitation, the structural components and the common and exterior areas, in good order and condition. Landlord also shall be responsible for providing appropriate security for the Property, for which Tenant shall pay his pro-rata share, subject to the provisions of Paragraph 29. At the end or other expiration of the term of this Lease, Tenant shall deliver up the Premises in the condition required hereunder, reasonable wear and tear and damage by casualty and the elements excepted, in broom clean condition. Should Tenant fail to deliver the Premises in such condition and broom clean, then Tenant shall reimburse the Landlord for the costs and expenses of accomplishing the same. This provision shall survive the end or other expiration of the term of this Lease.

3rd. That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments and of any and all their Departments and Bureaus applicable to Tenant’s use of the Premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or emanating from the Premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters, or any other similar body, applicable to Tenant’s use of the Premises, at the Tenant's own cost and expense. Notwithstanding the foregoing, under no circumstances shall the provisions of this Paragraph 3rd obligate Tenant to make any capital improvements to the Premises or any other part of the Property. Landlord warrants that the Premises are currently in compliance with all of the above listed statutes, ordinances, rules, orders, regulations and requirements, with the Americans with Disabilities Act and with all life-safety ordinances, regulations and requirements, and that there are no known Hazardous Substances on or under the Premises, or near the Premises except as outlined in reports provided by Landlord to Tenant as identified on Exhibit “G” to this Lease regarding areas near the Premises. Tenant acknowledges that it has reviewed such reports.

4th. That the Tenant and its successors, heirs, executors or administrators shall not assign this Lease, or underlet or underlease the Premises, or any part thereof, or make any capital alterations on the Premises, without the Landlord's consent in writing in each such case, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the right, without the necessity of obtaining Landlord's consent, to assign this Lease or sublet all of any part of the Premises (i) to the parent or an affiliate of Tenant, or (ii) in connection with any merger or consolidation of Tenant and another corporation or legal entity, or a sale of all or substantially all of the stock or assets of Tenant or any parent or affiliate of Tenant. Tenant shall notify Landlord of any such assignment, sublet, merger or sale by certified mail, return receipt requested, to Landlord’s address as above, or to such other notice address hereafter provided by Landlord to Tenant in writing from time to time. Tenant and its successors, heirs, executors or administrators shall not occupy, or permit or suffer the same to be occupied for any business or purpose deemed extra-hazardous by the New York Board of Fire Underwriters, on account of fire, under the penalty of damages and additional rent, and in the event of a breach thereof, the term herein shall immediately cease and determine at the option of the Landlord as if it were the expiration of the original term.

5th.       a) Tenant at its sole cost and expense shall maintain personal injury and Commercial General Liability insurance against claims for personal injury, death or property damage occurring on, in or about the Premises during the term of this Lease of not less than One Million Dollars ($1,000,000.00) in respect of personal injury, death or property damage. Within five (5) days after the execution of this Lease, but in no event subsequent to taking possession of the Premises, Tenant shall provide Landlord with a certificate containing evidence of such coverage with Landlord (Maguire Family Properties, Inc.) named on said certificate, and Tenant shall thereafter provide Landlord with appropriate evidence of payment of premiums for said coverage upon each anniversary date of said policy. In the event that Tenant fails to provide the certificate as set forth herein or fails to provide evidence of such coverage at least five (5) days prior to the expiration date of each expiring policy, Landlord may obtain such insurance at Tenant's sole cost and expense and charge the costs thereof to Tenant as additional rent.

b) Landlord shall keep the Property insured against loss or damage by risks now or hereafter covered by “All Risks” coverage in an amount at least equal to the replacement cost of the Building and other improvements on the Property, as long as this Lease is in effect.

c) Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective condition on the Premises. If the Premises can not be used because of fire, accident, damage or dangerous or defective condition, Tenant is not required to pay rent for the time the Premises are unusable. If part of the Premises can not be used, Tenant must pay rent for the usable part. In such case, Landlord and Tenant shall reasonably decide which part of the Premises is usable. In the event of any fire, accident, damage or dangerous or defective condition, Landlord shall be responsible for the repair or replacement of all structural components (as described in Paragraph 2nd) of the Property, as well as all major systems serving the Premises and all exterior portions of the Property. Tenant need only repair the interior portions of the Premises, except to the extent any portion thereof is the responsibility of Landlord. Landlord is not required to repair or replace any equipment, fixtures, furnishings of decorations unless originally installed by Landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord's control. Notwithstanding anything to the contrary contained in this Lease, in the event that all of the Premises are not, or cannot reasonably be, rendered usable by Tenant within ninety (90) days after the occurrence of any fire, accident, damage or dangerous or defective condition, Tenant, at its option, may terminate this Lease by giving notice thereof to Landlord at any time prior to the Premises being rendered fully usable.

d) Each party hereto waives on behalf of itself, and anyone claiming through or under them by way of subrogation or otherwise, and on behalf of the insurers of such party's property any and all claims of rights of subrogation of any such insurer against the other party hereto for loss of or damage to the property so insured other than loss or damage resulting from the willful act of such other party, and each party hereby agrees to maintain insurance upon its property, it being understood, however, (a) that such waiver shall be ineffective as to any insurer whose policy of insurance does not authorize such waiver, (b) that it shall be the obligation of each party seeking the benefit of the foregoing waiver to request the other party (i) to submit copies of its insurance, and (ii) in case such waiver results in an additional charge from the insurer thereunder, such additional charge shall be paid by the party requesting the benefit of said waiver, and (c) that no party shall be liable to the other under clause (b) hereof except for willful failure to comply with any request pursuant to said clause (b) .

e) All insurance provided in this Paragraph 5th shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State in which the Premises is located.

f) All of Tenant's policies of insurance as required in this Paragraph 5th shall name Landlord as an additional insured. Tenant agrees that such policies shall also name as additional insured, if required by Landlord in a written contract or agreement, a first mortgagee or ground lessor as the interest of such mortgagee or ground lessor may appear. Tenant agrees that such policy shall not be canceled without at least thirty (30) days prior written notice to Landlord and to any mortgagee or ground lessor to whom a loss thereunder is payable.

6th. The Tenant agrees that the Landlord and the Landlord's agents and other representatives shall have the right to enter into and upon the Premises, or any part thereof, at all reasonable hours and upon reasonable advance notice (excepting emergencies) for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, so long as none of the forgoing causes any material or unreasonable interference with business operations at the Premises.

7th. That, subject to the provisions of Paragraph 31st below, if any default be made in the payment of the said rent or any part thereof, or if any default be made in the performance of any of Tenant’s covenants herein contained, the Landlord or its representatives may, subject to the requirements of applicable law, re-enter the Premises by force, summary proceedings or otherwise, and remove all persons therefrom, without being liable to prosecution therefor, and the Tenant shall pay at the same time as the rent becomes payable under the terms hereof a sum equivalent to the rent reserved herein, and the Landlord may rent the Premises on behalf of the Tenant, reserving the right to rent the Premises for a longer period of time than fixed in this Lease without releasing the original Tenant from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the Premises to a rentable condition, and then to the payment of the rent and all other charges due and to grow due to the Landlord, any surplus to be paid to the Tenant, who shall remain liable for any deficiency during the term of this Lease.

8th. That the Tenant shall neither encumber or obstruct the sidewalk in front of the Premises, or the common entrances to, or halls and stairs of the Building, nor allow the same to be obstructed or encumbered in any manner by those for which Tenant is responsible. If such obstruction or encumbrance occurs, Landlord may remove the same at once, without notification to Tenant, without being liable for damage thereto, and may charge Tenant for reasonable costs incurred in removal, storage or disposition thereof.

9th. Campus directory signage for Tenant at the main entrance to the Building, and interior roadway signs with street addresses, shall be provided by Landlord at its expense. The Tenant shall neither place, nor cause or allow to be placed, any sign or signs of any kind whatsoever on the exterior of the Building or in the common areas of the Building, except in or at such place or places as may be indicated by the Landlord and consented to by the Landlord in writing, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may repurpose and/or replace the existing signage associated with the Premises with like kind, size and composition signage at its own expense. And in case the Landlord or the Landlord's representatives shall deem it necessary to remove any such sign or signs in order to paint the Premises or the Building or make any other repairs, alterations or improvements in or upon the Premises or any part thereof, the Landlord shall have the right to do so, providing the same be removed and reinstalled at the Landlord's expense, and such reinstallation shall be made as soon as reasonably possible.

10th. That the Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Building or any other cause or happening whatsoever, except to the extent that such liability, damage or injury is caused by or due to the negligent or wrongful act or omission of the Landlord or any of its agents, employees or contractors.

11th. [Purposely omitted.]

12th. That this instrument shall be subordinate to the lien of any mortgages that are now on or that hereafter may be placed against the Premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease, irrespective of the date of recording, and the Tenant agrees to execute without cost, any such instrument which may be deemed necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages, and a refusal to execute such instrument shall entitle the Landlord, or the Landlord's assigns and legal representatives to the option of cancelling this Lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly. Notwithstanding the foregoing, with respect to any future mortgage, Tenant’s agreements as set forth in this Paragraph 12th shall be conditioned upon delivery by the holder of such mortgage of a non-disturbance agreement in favor of Tenant, in form and content reasonably acceptable to all of the parties thereto.

13th. That, subject to the provisions of Paragraph 31st below, if any default be made in the payment of the said rent or any part thereof, or if any default be made in the performance of any of Tenant’s covenants herein contained, the Landlord or its representatives may, subject to the requirements of applicable law, if the Landlord so elects, at any time thereafter terminate this Lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this Lease for the expiration hereof. Such notice may be given by mail to the Tenant addressed to the Premises or to such other notice address hereafter provided by Tenant to Landlord in writing from time to time.

14th. From and after the commencement of the term of this Lease, and during Tenant’s “Construction Period” as defined above,Tenant shall pay to the Landlord, as additional rent, 100% of the charges assessed or imposed for the water used or consumed in or on the Premises, as determined by meter without mark-up, and Tenant’s percentage share (5.28%) of any fire service or Building base water charges (without mark-up) not applicable to any leasable space in the Building, promptly following receipt of an invoice therefor from Landlord. Default in the payment of water bills for more than 20 days after the due date will result in discontinuance of service. Landlord represents that the Building contains 1,500,000 square feet of leasable space and, therefore, Tenant’s percentage share is 5.28%.

15th. That the Tenant will not nor will the Tenant permit undertenants or other persons to do anything in the Premises, or bring anything into the Premises, or permit anything to be brought into the Premises or to be kept therein, which will in any way increase the rate of fire insurance on the Premises, nor use the Premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase in the rate of fire insurance on the Building, and the Tenant agrees to pay any such increase promptly following demand therefor. Landlord represents that the uses as described in the preamble of this Lease will not increase the rate of fire insurance on the Building.

16th. The failure of either party to insist upon a strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that such party may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.

17th. If the whole or any part of the Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. No part of any award shall belong to the Tenant, except those separately awarded to Tenant by the condemning authority.

18th. If after default in payment of rent or in violation of any other provision of this Lease, or upon the expiration of this Lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such move or dispossession, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the Tenant and shall become the property of the Landlord.

19th. In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terms and covenants contained in this Lease or by the ejection of the Tenant by summary proceedings or otherwise, it is hereby agreed, subject to applicable law, that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained; and it is mutually agreed between Landlord and Tenant that the respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Lease, the Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

20th. Except as expressly set forth in this Lease, this Lease and the obligation of Tenant to pay rent hereunder and perform all of the covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or implied to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if, in each of the cases described above, Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency or in connection with any extraordinary rule, order or regulations of any department or subdivision of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency (“Force Majeure Events”). Landlord will act promptly and diligently in a commercially reasonable manner to remedy the interruption.

21st. Except as expressly set forth in this Lease, no diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the Building or to its fixtures due to Force Majeure Events, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various services herein expressly or impliedly agreed to be furnished by the Landlord, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such service when such interruption or curtailment shall be due to Force Majeure Events or other occurrences not reasonably within Landlord’s control, but not when the same are due to Landlord’s default or to the negligent or wrongful act or omission of Landlord or any of its agents, employees or contractors. Landlord will act promptly and diligently in a commercially reasonable manner to remedy any such interruption or curtailment. No such interruption or curtailment of any such service shall be deemed a constructive eviction; provided, however, should the period of curtailment or interruption substantially preclude Tenant from normal business operation for longer than forty-five (45) days, Tenant may cancel this Lease with no further obligation to Landlord, except that which is intended to survive this Lease.

22nd. [Purposely omitted.]

23rd. [Purposely omitted.]

24th. From and after the commencement of the term of this Lease, and during the “Construction Period” as defined above, Tenant shall pay to the Landlord, as additional rent, the charges assessed or imposed for the gas and electricity used or consumed in or on the Premises, as determined by meter or otherwise. promptly following receipt of an invoice therefor from Landlord. Default in the payment of utility bills for more than 20 days after the due date will result in discontinuance of service. Minimum monthly charges shall be $1019.38 for electricity, which includes $30 service charge and $989.38 for common area electric; and $16 minimum for gas, plus metered usage.

25th. Tenant will provide and pay for its own trash removal.

26th. Landlord will provide 80 parking spaces in designated areas of the Parking Lot as shown on Exhibit “B” attached hereto, solely for use by Tenant and Tenant's employees. Vehicles parked in "no parking" zones or obstructing entranceways or shipping areas will be towed at owner's expense.

27th. If either party is successful in enforcing against the other any legal or equitable remedy for a breach of any of the provisions of this Lease, the successful party shall be entitled to recover its reasonable attorney's fees and expenses as part of the judgment or decree.

28th. Landlord may from time to time promulgate reasonable rules and regulations for the safety, care and cleanliness of the Property. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant shall abide by all such rules and regulations. If there is a conflict between such rules and regulations and any of the provisions of this Lease, the provisions of the Lease shall prevail.

29th. Except as expressly set forth in this Lease, this Lease is a 100% net lease and Tenant shall pay throughout the term of this Lease its percentage share (5.28%) of all expenses in the operation of the Property (the “Operating Expenses”) including but not limited to the payment of real estate taxes, insurance, repairs and maintenance, maintenance of common areas and the Parking Lots including snow removal and grass cutting, provided, however, under no circumstances shall Operating Expenses include the costs and expenses set forth on Exhibit “C” attached hereto. Furthermore, upon request, Tenant shall be permitted to audit and inspect Landlord’s books and records pertaining to Operating Expenses for current and prior years in the term of this Lease. If it is determined that an overpayment has been made, Landlord shall reimburse Tenant for its reasonable costs of audit and shall refund any overpayment, with interest at the prime rate of interest charged by Bank of America or its successor plus three percent (3%), from the original date of payment.

30th. Tenant indemnifies, defends and holds Landlord harmless from and against any losses, claims, damages, fines or liabilities, joint or several, to which Landlord may become subject, which losses, claims, damages or liabilities arise out of the presence or existence on, about or below the Premises of any Hazardous Substance, which presence or existence was caused by Tenant, its agents or employees. This covenant of indemnification made herein shall survive termination or other expiration of this Lease.

Landlord indemnifies, defends and holds Tenant harmless from and against any losses, claims, damages, fines or liabilities, joint or several, to which Tenant may become subject, which losses, claims, damages or liabilities arise out of the presence or existence on, about or below the Premises of any Hazardous Substance, which presence or existence predated Tenant’s possession of the Premises pursuant to this Lease. This covenant of indemnification made herein shall survive termination or expiration of this Lease.

“Hazardous Substance” means any materials or substances defined as or included in the definition of “Hazardous Substances”, ”Hazardous Materials”, “Hazardous Wastes”, or “Toxic Pollutants” under any applicable law regulating the environment, including any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or which contains polychlorinated biphenyls (PCBs), petroleum hydrocarbons or asbestos. “Environment” means all air, water or water vapor, including surface water and ground water, any land, including land surface or subsurface, and including all fish, wildlife, biota and all other natural resources.

31st. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be considered to be in default under the terms of this Lease until Tenant is supplied written notice of such default, delivered to the Premises or to such other notice address hereafter provided by Tenant to Landlord in writing from time to time, and given ten (10) days to cure a monetary default, and thirty (30) days to cure or commence to cure a non-monetary default, provided, that if Tenant proceeds with due diligence during such thirty (30) day period to cure such non-monetary default and is unable by reason of the nature of the default, to cure the same within such thirty (30) days, Tenant’s time to do so shall be extended for a period of time during which such cure could reasonably be accomplished with diligence and continuity.

32nd. Landlord does covenant that the Tenant on paying the said rent, and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the Premises for the term aforesaid.

33rd. It is mutually understood and agreed that the covenants and agreements contained in the within Lease shall be binding upon and shall benefit the parties hereto and upon their respective successors, assigns, heirs, executors and administrators.

34th.     (a) Upon the full execution and delivery of this Lease, Landlord shall deliver the Premises to Tenant in broom clean condition, free and clear of all debris and personal property, other than the personal property referenced in Paragraph 35th below which will be purchased by Tenant. Promptly and diligently thereafter, Landlord shall perform all of the work referenced on Exhibit “D” attached hereto (the “Landlord Work”) at Landlord’s sole cost and expense. The Landlord Work shall be performed by qualified licensed contractors on behalf of Landlord in a good and workmanlike manner, in compliance with all applicable laws, ordinances and regulations, and using new first quality materials. Landlord acknowledges that the Landlord Work will be performed simultaneously with the performance of the Tenant Work and, therefore, Landlord agrees to coordinate the performance all of the Landlord Work through Tenant’s general contractor for purposes of assuring that the performance of the Landlord Work does not interfere with the performance of the Tenant Work.

(b) Promptly and diligently following the delivery of the Premises to Tenant, Tenant shall perform all of the work referenced on Exhibit “E” attached hereto (the “Tenant Work”) at Tenant’s sole cost and expense. The Tenant Work shall be performed by qualified licensed contractors on behalf of Tenant in a good and workmanlike manner, in compliance with all applicable laws, ordinances and regulations, and using new first quality materials. Notwithstanding anything contained in this Lease to the contrary, under no circumstances shall Tenant be obligated to remove all or any portion of the Tenant Work from the Premises upon the expiration or earlier termination of this Lease.

(c) If either party to this Lease shall be delayed or prevented from the performance of any of its work referenced in this Paragraph 34th by reason of labor disputes, inability to procure materials, failure of utility service, restrictive governmental laws or regulations, riots, insurrection, war, adverse weather, or Acts of God (so long as in the case of each of the foregoing causes such cause truly is beyond the reasonable control of such party), or other similar causes beyond the reasonable control of such party, the performance of such obligation shall be excused for the period of delay. The provisions of this subparagraph shall not excuse either party from the prompt payment of any sums payable under any of the provisions of this Lease.

35th.     Upon the commencement of the term of this Lease, Tenant agrees to purchase from Landlord, for the purchase price of $8,750, certain personal property identified on Exhibit A to the form of Bill of Sale attached hereto as Exhibit “F”, and upon the payment thereof, Landlord shall execute and deliver to Tenant such Bill of Sale.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have interchangeably set their hands and seals (or caused these presents to be signed by their proper corporate officers) as of the 19th day of December, 2017.

Maguire Family Properties, Inc.

By:	/s/ Dennis P. Maguire
Name:	Dennis P. Maguire
Title:	President

Ambrell Corporation

By:	/s/ Hugh T. Regan, Jr.
Name:	Hugh T. Regan, Jr.
Title:	CFO

EXHIBIT “A”

A
B
C
D
E
F
G
H
J
K
L
N
P
Q
R
73
71
69
67

GA1

OVERALL CONCEPT PLAN

FP&M

Facility Planning & Management, Inc.
354 Turnpike Street, Suite 304B
Canton, Massachusetts 02021
Tel 781-821-1861 Fax 781-821-6194

EXHIBIT “B”

TENANT’S DESIGNATED PARKING

EXHIBIT “C”

EXCLUSIONS FROM OPERATING EXPENSES

●	any costs which should be capitalized under generally accepted accounting principles consistently applied;

●

advertising expenses, commissions, legal fees and other costs incurred in leasing or procuring new or renewal tenants or in enforcing the terms of any lease or other occupancy agreement, and costs incurred in renovating or otherwise preparing space to be leased or made available for lease to tenants;

●

depreciation, amortization and other non-cash items (i.e., items not involving the payment of money, irrespective of whether Landlord utilizes the cash or accrual method of accounting), such as reserves for bad debts and the like;

●	the salaries, benefits and other compensation of all employees above the grade of building manager, including executive officers of Landlord, if any;

●	increases in insurance premiums caused by any portion of the Property being used for any extra-hazardous purpose;

●	rent or other sums payable by Landlord under any ground or underlying lease;

●	interest or amortization payments on any mortgage or mortgages or other financing charges, including origination fees, points or prepayment charges;

●	the cost of installing, operating or maintaining a specialty improvement including, without limitation, a conference center, dining facility, or athletic or recreational club;

●	any cost or expense representing an amount paid to a related person or entity which is in excess of the amount which would be paid in the absence of such relationship;

●

the cost of surveying, testing, containing, removing or otherwise addressing or disposing of any materials or waste classified as hazardous materials under any governmental statute, regulation or order;

●	expenses resulting from the negligent or tortious act of Landlord, its agents, employees or contractors;

●

the cost of any work or service (including after-hours services) not generally provided to all tenants in the Building, and the difference between (1) the cost of any service generally provided to tenants in the Building and (2) the cost of a higher level of that service if such higher level of service is not generally provided to tenants in the Building;

●

costs specifically attributable to (or otherwise pro-rated to) the operation of the business of Landlord generally and the operation, maintenance and repair of any other real property owned or operated by Landlord or Landlord's managing agent, as opposed to costs specifically attributable to (or otherwise pro-rated to) the operation, maintenance and repair of the Property;

●	costs of any fines or penalties or any interest thereon;

●	costs incurred as a result of a lease default by Landlord or any tenant;

●	legal fees and expenses relating to the defense of Landlord's title to, or interest in, the Property;

●	costs of repairs or replacements incurred by reason of fire or other casualty or caused by the exercise of the right of eminent domain;

●

any inheritance, estate, succession, mortgage, transfer, gift, gross receipts, franchise, corporation, partnership, income or profit tax or capital levy that is or may be imposed directly or indirectly upon Landlord; and

●	costs or expenses to the extent reimbursed by any insurance company or others (but not if reimbursed pursuant to a lease provision similar to this provision).

EXHIBIT “D”

LANDLORD WORK

●

Office space, duplication room, manufacturing room including two rooms within the manufacturing room (screen room and ink room),and room on manufacturing floor next to restrooms, will be redressed, with walls painted in Tenant’s choice of color.

●	Carpets will be cleaned throughout, re-stretched as needed, and replaced if damaged.
●	Laminate flooring will be cleaned, repaired, and replaced if damaged or buckled.
●	Any damaged, moldy or stained ceiling tiles will be replaced, and all related mold remediation shall be performed.
●	Shop floors will be machine scrubbed only in areas not receiving epoxy.
●	Shop rest rooms will be repainted, and tile floors replaced with tiles of Tenant’s choice.
●	All interior light fixtures will be repaired or replaced as needed.
●	Night lights, emergency lights, and exit signage will be repaired or replaced as necessary.
●	All interior doors will be properly sealed, fully-functional, and painted in Tenant’s choice of color.
●	All exterior doors and windows will be properly sealed and fully-functional.
●	All windows, exterior and interior, will be cleaned, unbroken, set properly in frame and clear of visual distortions (foggy, discolored, etc.).

EXHIBIT “E”

TENANT WORK

October 10, 2017

General renovation to the leased space by

Ambrell

1.	Office Area – between columns A-C and 67-73
a.	General renovation to be conducted by the Landlord. See Exhibit “D”.

2.	Application Area – between columns C-E and 67-69
a.	Architectural:
i.	Construct walls to separate the office area from the lab
ii.	Install new doors and interior windows
iii.	Install new floor finishes
iv.	Paint all wall surfaces
v.	Adjust acoustical ceiling as needed to accommodate new walls
b.	Mechanical:
i.	Adjust supply and return ductwork and diffusers to accommodate new arrangement
ii.	Install a new exhaust system at the test cell which will include new ductwork, fan and minor roof modifications
c.	Plumbing:
i.	Install new supply and return chilled water loop
ii.	Install new compressed air drops
d.	Electrical:
i.	Install new electrical distribution for test cells
ii.	Adjust lighting fixtures and switching
iii.	Add emergency lights and exit signage
3.	Engineering Lab and Fabrication Areas – between columns E-G and 67-69
a.	Architectural:
i.	Construct walls to separate the lab and fabrication area
ii.	Construct a separate test room
iii.	Install new doors
iv.	Install new floor finish
v.	Paint all wall surfaces
vi.	Adjust acoustical ceiling as needed to accommodate new walls

Exhibit E

October 10, 2017

b.	Mechanical:
i.	Adjust supply and return ductwork and diffusers to accommodate new arrangement
ii.	Install a new mechanical system for the test room
iii.	Install a new exhaust system at the test cell which will include new ductwork, fan and minor roof modifications
iv.	Install a table top paint booth with ductwork and fan
v.	Install an exhaust systems for the brazing operations
c.	Plumbing:
i.	Install new supply and return chilled water loop
ii.	Install a new city water supply and discharge drain system for test bays
iii.	Install new compressed air drops
d.	Electrical:
i.	Install new electrical distribution for test cells
ii.	Install electrical power for various equipment
iii.	Adjust lighting fixtures and switching
iv.	Add emergency lights and exit signage
e.	Fire Protection:
i.	Adjust fire protection system for new test room
4.	Assembly, Test, Production and Stockroom Areas: between columns D-M and 68-73
a.	Architectural:
i.	Install new floor finish
ii.	Touch up wall surfaces
b.	Mechanical:
i.	Install a new exhaust system at the test cell which will include new ductwork, fan and minor roof modifications
c.	Plumbing:
i.	Install new supply and return chilled water loop
ii.	Install a new city water supply and discharge drain system for test bays
iii.	Install new compressed air drops
d.	Electrical:
i.	Install new electrical distribution for production cells
ii.	Install electrical power for assembly areas

5.     Warehouse Area:     between columns M-S and 67-73

a.	There are no renovations planned for this area.
6.	All areas:
a.	Install low voltage cabling as needed for phone and data.

EXHIBIT “F”

BILL OF SALE

THIS BILL OF SALE ("Bill of Sale") is made as of the 19th day of December, 2017, by Maguire Family Properties, Inc., 770 Rock Beach Road, Rochester, New York 14617 (“Seller”), in favor of Ambrell Corporation, 39 Main Street, Scottsville, New York 14546 ("Purchaser").

W I T N E S S E T H:

Seller and Purchaser are parties to a certain Lease Agreement dated as of December 19, 2017 (the "Lease") pursuant to which Seller agreed to lease to Purchaser approximately 79,150 square feet of space (the “Premises”) in Landlord's building at 1655 Lyell Avenue, Rochester, New York 14606. This Bill of Sale is being delivered pursuant to Paragraph 35th of the Lease.

NOW, THEREFORE, for consideration of $8,750.00 received by Seller from Purchaser, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller hereby sells, assigns and transfers to Purchaser all and singular the personal property described in Exhibit A attached to this Bill of Sale (the "Personal Property").

Seller represents and warrants to Purchaser that (a) Seller is the absolute owner of the Personal Property, (b) the Personal Property is free and clear of all liens, charges, encumbrances and security interests, and (c) Seller has full right, power and authority to sell the Personal Property and to make this Bill of Sale.

This Bill of Sale shall inure to the benefit of Purchaser and its successors and assigns, and shall be binding upon Seller and its successors and assigns.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first above written.

Maguire Family Properties, Inc.

By:          /s/ Dennis P. Maguire

Name:     Dennis P. Maguire

Title:       President

Exhibit A to Bill of Sale

Exhibit A

ROOM
12,849 S.F.

1. Furniture in marked offices
2. Forklift – high reach
3. ~20 workbenches (ones in good condition)
4. Mobile staircase – manual push
5. Blue pallet wrapper
6. Motorized cart
7. Heavy-duty push carts (x3)
8. Laundry carts (x3)
9. Pacesetter auto-bagger
10. Industrial shelving – 700 linear feet of the grey shelving, 75 linear feet of orange heavy-duty shelving
11. Break room furniture
12. Lenel security system
13. NEC phone system and handsets

EXHIBIT “G”

LIST OF ENVIRONMENTAL REPORTS

The following reports were provided:

1.	Day Environmental Inc. letter dated November 30, 2016
2.	Haley & Alridge Feasilibility Study on Former Valeo Delco Site dated January 2007
3.	Order on Consent
4.	Record of Decision